ADMA Biologics to Participate in Jefferies Virtual Healthcare Conference

RAMSEY, N.J. and BOCA RATON, Fla., May 27, 2020 (GLOBE NEWSWIRE) -- ADMA Biologics, Inc. (Nasdaq: ADMA) (“ADMA” or the “Company”), an end-to-end commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty plasma-derived biologics for the treatment of immunodeficient patients at risk for infection and others at risk for certain infectious diseases, today announced that Adam Grossman, President and Chief Executive Officer, will participate in a fireside chat at the Jefferies Virtual Healthcare Conference on Tuesday, June 2, 2020, at 2:00 p.m. ET.

A webcast of the event will be available on the Company’s website at https://ir.admabiologics.com/events-webcasts and will be archived for 90 days following the event.

About ADMA Biologics, Inc. (ADMA)

ADMA Biologics is an end-to-end commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty plasma-derived biologics for the treatment of immunodeficient patients at risk for infection and others at risk for certain infectious diseases. ADMA currently manufactures and markets three United States Food and Drug Administration (FDA) approved plasma-derived biologics for the treatment of immune deficiencies and the prevention of certain infectious diseases: ASCENIV™ (immune globulin intravenous, human – slra 10% liquid) for the treatment of primary humoral immunodeficiency (PI); BIVIGAM® (immune globulin intravenous, human) for the treatment of PI; and NABI-HB® (hepatitis B immune globulin, human) to provide enhanced immunity against the hepatitis B virus. ADMA manufactures its immune globulin products at its FDA-licensed plasma fractionation and purification facility located in Boca Raton, Florida. Through its ADMA Bio Centers subsidiary, ADMA also operates as an FDA-approved source plasma collector in the U.S., which provides a portion of its blood plasma for the manufacture of its products. ADMA’s mission is to manufacture, market and develop specialty plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases and management of immune compromised patient populations who suffer from an underlying immune deficiency, or who may be immune compromised for other medical reasons. ADMA has received U.S. Patents: 9,107,906, 9,714,283, 9,815,886, 9,969,793 and 10,259,865 related to certain aspects of its products and product candidates. For more information, please visit www.admabiologics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about ADMA Biologics, Inc. (“we,” “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain such words as “estimate,” “project,” “intend,” “forecast,” “target,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “is likely,” “will likely,” “should,” “could,” “would,” “may,” or, in each case, their negative, or words or expressions of similar meaning. Actual events or results may differ materially from those described in this document due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:

Brian Lenz

Executive Vice President and Chief Financial Officer | 201-478-5552 |www.admabiologics.com

INVESTOR RELATIONS CONTACT:

Sam Martin

Managing Director, Argot Partners | 212-600-1902 | sam@argotpartners.com